EXHIBIT 99.4

UNAUDITED PRO FORMA FINANCIAL STATEMENTS AND OTHER DATA

On July 1, 2019, Northern Oil and Gas, Inc. (“Northern”, the “Company”, “we”, and “our”) completed the acquisition of certain oil and gas properties and interests from VEN Bakken, LLC (“Seller”), a wholly-owned subsidiary of Flywheel Bakken, LLC (“Flywheel Bakken”), with an effective date of July 1, 2019 (the “VEN Bakken Acquisition”). At closing the acquired assets consisted of approximately 87.8 net producing wells and 4.1 net wells in process, as well as approximately 18,000 net acres in North Dakota. The Company paid closing consideration to Seller consisting of $170.1 million in cash, 5,602,147 shares of the Company’s common stock, and a 6.0% Senior Unsecured Promissory Note due 2022 in the aggregate principal amount of $130.0 million (the “Promissory Note”). The cash and Promissory Note portions of the consideration are net of preliminary and customary purchase price adjustments and remain subject to final post-closing settlement between the Company and Seller.

The following unaudited pro forma financial statements present (i) our unaudited pro forma balance sheet as of June 30, 2019, (ii) our unaudited pro forma statement of operations for the year ended December 31, 2018, and (iii) our unaudited pro forma statement of operations for the six months ended June 30, 2019. The unaudited pro forma balance sheet has been developed by applying pro forma adjustments to our historical balance sheet to give effect to the VEN Bakken Acquisition as if it had occurred on June 30, 2019. The unaudited pro forma statements of operations have been developed by applying pro forma adjustments to our historical statements of operations to give effect to the VEN Bakken Acquisition as if it had occurred on January 1, 2018.

The unaudited pro forma financial statements are for illustrative and informational purposes only and are not intended to represent or be indicative of what our results of operations would have been had the above transactions occurred as of or on the dates indicated. The unaudited pro forma financial statements also should not be considered representative of our future results of operations.

The pro forma adjustments related to the VEN Bakken Acquisition are based on preliminary estimates, accounting judgments and currently available information and assumptions that management believes are reasonable and are subject to change. Accordingly, these pro forma adjustments are preliminary and have been made solely for the purpose of providing these unaudited pro forma financial statements. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. The differences, if any, could have a material impact on the accompanying unaudited pro forma financial statements and our future results of operations.

NORTHERN OIL AND GAS, INC.

PRO FORMA BALANCE SHEET

(in thousands)

(unaudited)

	As of June 30, 2019
	Historical Northern Oil and Gas	Historical VEN Bakken Acquisition	VEN Bakken Acquisition Adjustments		Pro Forma Combined
Assets

Current Assets:
Cash and cash equivalents	$2,794	$825	$(825)	(b)	$2,794
Accounts receivable, net	87,697	15,864	(15,864)	(b)	87,697
Advances to operators	1,425	—	—		1,425
Prepaid expenses and other	8,226	737	(737)	(b)	8,226
Derivative instruments	32,531	550	(550)	(b)	32,531
Income tax receivable	395	—	—		395

Total current assets	133,068	17,976	(17,976)		133,068

Oil and Natural Gas Properties, Full Cost Method of Accounting:
Proved properties	3,607,214	314,280	5,861	(a), (c)	3,927,355
Unproved properties	9,249	—	—		9,249
Other property and equipment	1,609	—	—		1,609
Less accumulated depreciation, depletion, amortization and impairment	(2,324,790)	(57,779)	57,779	(b)	(2,324,790)

Oil and natural gas properties, net	1,293,282	256,501	63,640		1,613,423

Other Assets:
Derivative instruments	26,610	1,063	(1,063)	(b)	26,610
Deferred income taxes	420	—	—		420
Acquisition deposit	31,000	—	(31,000)	(d)	—
Other noncurrent assets, net	10,012	253	(253)	(b)	10,012

Total Assets	$1,494,391	$275,793	$13,348		$1,783,533

Liabilities and Stockholders’ Equity (Deficit)/Members’ Capital

Current Liabilities:
Accounts payable	$93,355	$10,458	$(10,458)	(b)	93,355
Accrued liabilities	83,880	—	—		83,880
Accrued interest	15,050	—	—		15,050
Debt exchange derivative	2,791	—	—		2,791
Derivative instruments	95	3,814	215	(a), (e)	4,124
Contingent consideration	36,992	—	—		36,992
Other current liabilities	566	243	(243)	(b)	566

Total current liabilities	232,726	14,515	(10,486)		236,758

Long-Term Liabilities:
Long-term debt, net	857,198	134,591	133,146	(f)	1,124,935
Derivative instruments	1,644	6,405	(740)	(a), (e)	7,309
Asset retirement obligations	12,845	1,016	(1,016)	(b)	12,845
Other noncurrent liabilities	329	1,336	(1,336)	(b)	329

Total Liabilities	1,104,742	157,863	119,568		1,382,176

Commitments and Contingencies

Stockholders’ Equity/Members’ capital:
Preferred stock, par value $.001; 5,000,000 authorized, no shares outstanding	—	—	—		—
Common stock, par value $.001; 675,000,000 authorized, 389,435,991 shares outstanding at 6/30/2019	389	—	6	(g)	395
Members’ capital	—	117,930	(117,930)	(b)	—
Additional paid-in capital	1,248,906	—	11,703	(g)	1,260,609
Retained deficit	(859,647)	—	—		(859,647)

Total stockholders’ equity/members’ capital	389,649	117,930	(106,221)		401,357

Total Liabilities and Stockholders’ Equity/Members’ Capital	$1,494,391	$275,793	$13,348		$1,783,533

The accompanying notes are an integral part of these financial statements.

NORTHERN OIL AND GAS, INC.

PRO FORMA STATEMENT OF OPERATIONS

(in thousands, except share and per share numbers)

(unaudited)

	For the Year Ended December 31, 2018
	Historical Northern Oil and Gas	Historical VEN Bakken Acquisition	VEN Bakken Acquisition Adjustments		Pro Forma Combined
REVENUES
Oil and Gas Sales	$493,909	$183,563	$—		$677,472
Gain (Loss) on Derivative Instruments, Net	185,006	19,402	—		204,408
Other Revenue	9	—	—		9

Total Revenues	678,924	202,965	—		881,889

OPERATING EXPENSES
Production Expenses	66,646	42,392	—		109,038
Production Taxes	45,302	15,458	—		60,760
General and Administrative Expenses	14,568	4,967	—		19,535
Depletion, Depreciation, Amortization, and Accretion	119,780	39,473	5,870	(h)	165,123
Exploration and other expense	—	8	—		8
Impairment of Other Current Assets	—	—	—		—

Total Expenses	246,296	102,298	5,870		354,464

INCOME (LOSS) FROM OPERATIONS	432,628	100,667	(5,870)		527,425

OTHER INCOME AND EXPENSE
Interest Expense, Net of Capitalization	(86,005)	(7,561)	(6,607)	(i)	(100,173)
Write-Off of Debt Issuance Costs	—	—	—		—
Loss on the Extinguishment of Debt	(173,430)	—	—		(173,430)
Debt Exchange Derivative Gain/(Loss)	(598)	—	—		(598)
Contingent Consideration Loss	(28,968)	—	—		(28,968)
Financing Expense	(884)	—	—		(884)
Other Income (Expense)	891	723	—		1,614

Total Other Income (Expense)	(288,994)	(6,838)	(6,607)		(302,439)

INCOME (LOSS) BEFORE TAXES	143,634	93,829	(12,477)		224,986

INCOME TAX BENEFIT	(55)	—	—		(55)

NET INCOME (LOSS)	$143,689	$93,829	$(12,477)		$225,041

Net Income (Loss) Per Common Share - Basic	$0.61				$0.93
Net Income (Loss) Per Common Share - Diluted	$0.61				$0.93
Weighted Average Shares Outstanding - Basic	236,206,457		5,602,147	(j)	241,808,604
Weighted Average Shares Outstanding - Diluted	236,773,911		5,602,147	(j)	242,376,058

The accompanying notes are an integral part of these financial statements.

NORTHERN OIL AND GAS, INC.

PRO FORMA STATEMENT OF OPERATIONS

(in thousands, except share and per share numbers)

(unaudited)

	For the Six Months Ended June 30, 2019
	Historical Northern Oil and Gas	Historical VEN Bakken Acquisition	VEN Bakken Acquisition Adjustments		Pro Forma Combined
REVENUES
Oil and Gas Sales	$282,530	$59,483	$—		$342,013
Gain (Loss) on Derivative Instruments, Net	(103,031)	(31,157)	—		(134,188)
Other Revenue	7	—	—		7

Total Revenues	179,506	28,326	—		207,832

OPERATING EXPENSES
Production Expenses	50,799	19,086	—		69,885
Production Taxes	26,553	4,777	—		31,330
General and Administrative Expenses	11,300	2,042	—		13,342
Depletion, Depreciation, Amortization, and Accretion	91,225	15,723	(5,480)	(h)	101,468
Exploration and other expense	—	2	—		2
Impairment of Other Current Assets	2,694	—	—		2,694

Total Expenses	182,571	41,630	(5,480)		218,721

INCOME (LOSS) FROM OPERATIONS	(3,065)	(13,304)	5,480		(10,889)

OTHER INCOME AND EXPENSE
Interest Expense, Net of Capitalization	(37,327)	(3,390)	(3,694)	(i)	(44,411)
Write-Off of Debt Issuance Costs	—	—	—		—
Loss on the Extinguishment of Debt	(425)	—	—		(425)
Debt Exchange Derivative Gain/(Loss)	1,413	—	—		1,413
Contingent Consideration Loss	(23,371)	—	—		(23,371)
Financing Expense	—	—	—		—
Other Income (Expense)	14	4	—		18

Total Other Income (Expense)	(59,696)	(3,386)	(3,694)		(66,776)

INCOME (LOSS) BEFORE TAXES	(62,762)	(16,690)	1,786		(77,665)

INCOME TAX BENEFIT	—	—	—		—

NET INCOME (LOSS)	$(62,762)	$(16,690)	$1,786		$(77,665)

Net Income (Loss) Per Common Share - Basic	$(0.17)				$(0.20)
Net Income (Loss) Per Common Share - Diluted	$(0.17)				$(0.20)
Weighted Average Shares Outstanding - Basic	374,927,630		5,602,147	(j)	380,529,777
Weighted Average Shares Outstanding - Diluted	374,927,630		5,602,147	(j)	380,529,777

The accompanying notes are an integral part of these financial statements.

NOTE 1. BASIS OF PRO FORMA PRESENTATION

These financial statements present our unaudited pro forma balance sheet as of June 30, 2019, unaudited pro forma statement of operations for the year ended December 31, 2018 and unaudited pro forma statement of operations for the six months ended June 30, 2019. These unaudited statements have been developed by applying pro forma adjustments to our historical financial statements to give effect to the VEN Bakken Acquisition.

The unaudited pro forma financial statements were prepared in accordance with Regulation S-X Article 11 of the Securities and Exchange Commission.

The pro forma adjustments related to the purchase price allocation of the VEN Bakken Acquisition are preliminary and are subject to revisions as additional information becomes available. Revisions to the preliminary purchase price allocation may have a significant impact on the pro forma amounts of depreciation, depletion, amortization, and accretion expense. The pro forma adjustments related to the VEN Bakken Acquisition reflect the fair values of the assets as of July 1, 2019 (the closing date of the transaction). The pro forma adjustments do not necessarily reflect the fair values that would have been recorded if the acquisition had occurred on January 1, 2018 or June 30, 2019.

The unaudited pro forma financial statements should be read together with our historical financial statements and the related notes as of and for the year ended December 31, 2018 and the six months ended June 30, 2019, and the historical financial statements and related notes for Flywheel Bakken as of and for the year ended December 31, 2018, and the six months ended June 30, 2019.

The pro forma financial information presented gives effect to pro forma events that are (1) directly attributable to the VEN Bakken Acquisition, (2) factually supportable and (3) with respect to the pro forma statements of operations, expected to have a continuing impact. The pro forma financial information is not necessarily indicative of financial results that would have been attained had the VEN Bakken Acquisition occurred on the date indicated or which could be achieved in the future. The pro forma adjustments are based on currently available information and certain estimates and assumptions. However, our management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma financial statements.

NOTE 2. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The accompanying unaudited pro forma combined financial statements reflect the following pro forma adjustments:

(a)

Represents the preliminary purchase price allocation for the VEN Bakken Acquisition of $310.4 million, consisting of $320.1 million of proved oil and natural gas properties, which was reduced by $9.7 million of assumed derivative instrument liabilities.

(b)	Represents the elimination of historical assets, liabilities, and members’ capital related to the VEN Bakken Acquisition that we are not acquiring or assuming.

(c)

Represents the elimination of the historical VEN Bakken Acquisition proved oil and natural gas properties of $314.3 million, which was offset by additions of proved oil and natural gas properties from the VEN Bakken Acquisition of $320.1 million.

(d)	Represents the elimination of the acquisition deposit for the VEN Bakken Acquisition, which was released to Seller at closing.

(e)	Represents adjustments to the historical VEN Bakken Acquisition derivative instrument liabilities, which were assumed by the Company, to reflect their fair values at closing.

(f)

Represents the elimination of the historical VEN Bakken Acquisition long-term debt, net of $134.6 million, which the Company did not assume, offset by a $267.7 million increase due to the issuance of the Promissory Note at closing and additional borrowing on our revolving credit facility to fund payment of the cash closing consideration.

(g)

Represents the 5,602,147 shares of our common stock issued as part of the closing consideration, valued at $11.7 million based on the $2.09 per share closing price of our common stock on the closing date of the acquisition.

(h)

Represents the increase (decrease) in depreciation, depletion, amortization, and accretion expense computed on a unit of production basis following the preliminary purchase price allocation to proved oil and natural gas properties, as if the VEN Bakken Acquisition was consummated on January 1, 2018.

(i)

Represents the increase in interest expense due to the issuance of the Promissory Note at closing and additional borrowing on our revolving credit facility to fund payment of the cash closing consideration, as if the VEN Bakken Acquisition closed on January 1, 2018.

(j)

Represents the impact on weighted average shares outstanding of the shares issued as consideration in the VEN Bakken Acquisition, as if the VEN Bakken Acquisition closed and thus the shares were issued on January 1, 2018 (rather than July 1, 2019).

SUPPLEMENTAL PRO FORMA COMBINED OIL AND NATURAL GAS RESERVE AND

STANDARDIZED MEASURE INFORMATION (UNAUDITED)

The following unaudited supplemental pro forma oil and natural gas reserve tables present how the combined oil and natural gas reserves and standardized measure information of the Company and the VEN Bakken Acquisition may have appeared had the VEN Bakken Acquisition occurred on January 1, 2018. The supplemental pro forma combined oil and natural gas reserves and standardized measure information are for illustrative purposes only.

All of the reserves are located in the United States. Reserve estimates are based on the following:

(a)

For the Company’s Historical Results: as reported in our Annual Report on Form 10-K for the year ended December 31, 2018, based upon a reserve report prepared by our independent petroleum engineers as of December 31, 2018;

(b)	For the VEN Bakken Acquisition Historical Results: based upon a reserve report prepared by independent petroleum engineers as of December 31, 2018;

Numerous uncertainties are inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the amount and timing of development expenditures, including many factors beyond the property owner’s control. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Because all reserve estimates are to some degree subjective, the quantities of oil and gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and gas sales prices may each differ from those assumed in these estimates. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data. The standardized measure shown below represents an estimate only and should not be construed as the current market value of the estimated oil and natural gas reserves reported below.

The pro forma estimates of proved reserves presented below include only those quantities of oil and natural gas that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future periods from known reservoirs under existing economic, operating and regulatory practices. Proved developed reserves represent only those reserves estimated to be recovered through existing wells. Proved undeveloped reserves include those reserves that may be recovered from new wells on undrilled acreage or from existing wells on which a relatively major expenditure for recompletion or secondary recovery operation is required.

The following tables provide a summary of the changes in estimated proved reserves for the year ended December 31, 2018, as well as pro forma proved developed and proved undeveloped reserves as of the beginning and end of the year, giving effect to the VEN Bakken Acquisition as if it had occurred on January 1, 2018. The pro forma standardized measure does not include future income taxes attributable to the VEN Bakken Acquisition as the relevant entities are considered pass-through entities for tax purposes.

Estimated Pro Forma Combined Quantities of Proved Reserves

	Historical Northern Oil and Gas
	Natural Gas (MMcf)	Oil (Mbbl)	MBOE
Proved Developed and Undeveloped Reserves at December 31, 2017	78,120	62,812	75,832

Revisions of Previous Estimates	426	3,470	3,541
Extensions, Discoveries and Other Additions	28,348	28,516	33,241
Purchases of minerals in place	37,397	25,965	32,198
Production	(9,225)	(7,790)	(9,328)

Proved Developed and Undeveloped Reserves at December 31, 2018	135,066	112,973	135,484

Proved Developed Reserves:
December 31, 2017	46,518	38,592	46,345

December 31, 2018	82,315	62,497	76,216

Proved Undeveloped Reserves:
December 31, 2017	31,602	24,220	29,487

December 31, 2018	52,752	50,476	59,268

	Historical VEN Bakken Acquisition
	Natural Gas (MMcf)	Oil (Mbbl)	MBOE
Proved Developed and Undeveloped Reserves at December 31, 2017	64,723	22,136	32,923

Revisions of Previous Estimates	(1,236)	133	(73)
Extensions, Discoveries and Other Additions	7,575	3,165	4,428
Purchases of minerals in place	—	—	—
Production	(3,806)	(2,614)	(3,248)

Proved Developed and Undeveloped Reserves at December 31, 2018	67,256	22,820	34,029

Proved Developed Reserves:
December 31, 2017	37,031	11,798	17,970

December 31, 2018	37,801	13,333	19,633

Proved Undeveloped Reserves:
December 31, 2017	27,692	10,338	14,953

December 31, 2018	29,455	9,487	14,396

	Pro Forma Combined
	Natural Gas (MMcf)	Oil (Mbbl)	MBOE
Proved Developed and Undeveloped Reserves at December 31, 2017	142,843	84,948	108,755

Revisions of Previous Estimates	(810)	3,603	3,468
Extensions, Discoveries and Other Additions	35,923	31,681	37,669
Purchases of minerals in place	37,397	25,965	32,198
Production	(13,031)	(10,404)	(12,576)

Proved Developed and Undeveloped Reserves at December 31, 2018	202,322	135,793	169,513

Proved Developed Reserves:
December 31, 2017	83,549	50,390	64,315

December 31, 2018	120,116	75,830	95,849

Proved Undeveloped Reserves:
December 31, 2017	59,294	34,558	44,440

December 31, 2018	82,207	59,963	73,664

Pro Forma Combined Standardized Measure of Discounted Future Net Cash Flows

(in thousands)

	As of December 31, 2018
	Historical Northern Oil and Gas	Historical VEN Bakken Acquisition	Pro Forma Combined
Future Cash Inflows	$7,524,587	$1,711,364	$9,235,951
Future Production Costs	(2,605,279)	(734,266)	(3,339,545)
Future Development Costs	(784,615)	(146,488)	(931,103)
Future Income Tax Expense	(611,989)		(611,989)

Future Net Cash Flows	3,522,704	830,610	4,353,314
10% Annual Discount for Estimated Timing of Cash Flows	(1,643,061)	(366,552)	(2,009,613)

Standardized Measure of Discounted Future Net Cash Flows	$1,879,643	$464,058	$2,343,701

Pro Forma Combined Changes in the Standardized Measure of Discounted Future Net Cash Flows

(in thousands)

	As of December 31, 2018
	Historical Northern Oil and Gas	Historical VEN Bakken Acquisition	Pro Forma Combined
Standardized measure, beginning of period	$753,986	$297,660	$1,051,646
Sales of oil and natural gas produced, net of production costs	(381,961)	(125,705)	(507,666)
Extensions and discoveries	549,353	64,588	613,941
Previously estimated development costs incurred	115,542	25,364	140,906
Net change of prices and production costs	484,122	167,319	651,441
Change in future development costs	(91,829)	(8,237)	(100,066)
Revisions of previous quantity estimates	66,185	(1,145)	65,040
Accretion of discount	75,800	29,766	105,566
Change in income taxes	(296,571)	—	(296,571)
Acquisition of reserves	502,193	—	502,193
Changes in timing and other	102,825	14,448	117,273

Standardized measure, end of period	$1,879,643	$464,058	$2,343,703